Exhibit 3.2

THE COMPANIES ACT 2006

ISLE OF MAN

A COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

EROS INTERNATIONAL PLC

(adopted by resolution passed on 24 April 2012)

19th Floor

6 Battery Road

Singapore

Contents

A.	Preliminary	4
1.	Model articles not to apply	4
2.	Interpretation	4
3.	Registered office	8
B.	Share capital	8
4.	Share capital amount	8
5.	Allotment	9
6.	Power to attach rights and issue redeemable shares	9
7.	Share warrants	9
8.	Commission and brokerage	9
9.	Trusts not to be recognised	9
10.	Renunciation of shares	10
11.	Increase, consolidation and sub division	10
12.	Fractions	10
13.	Reduction of capital	11
14.	Purchase of own shares	11
C.	Variation of class rights	11
15.	Sanction to variation	11
16.	Class meetings	11
17.	Deemed variation	12
D.	B Ordinary Shares & Share certificates	12
18.	B Ordinary Shares	12
19.	Right to certificates	12
20.	Replacement certificates	13
21.	Uncertificated shares	13
E.	B Ordinary Shares	15
22.	B Ordinary Shares	15
F.	Transfer of shares	16
23.	Form of transfer	16
24.	Right to refuse registration	17
25.	Notice of refusal	19
26.	Closing of register	19
27.	No fees on registration	19
28.	Recognition of renunciation of allotment of shares	19
G.	Transmission of shares	20
29.	On death	20
30.	Election of person entitled by transmission	20
31.	Rights on transmission	20
H.	General meetings	20
32.	Annual general meetings	20
33.	Extraordinary general meetings	21
34.	Convening of extraordinary general meeting	21
35.	Notice of general meetings	21
36.	Omission to send notice	21
I.	Proceedings at general meetings	22
37.	Quorum	22
38.	If quorum not present	22
39.	Security and meeting place arrangements	22
40.	Chairman	23
41.	Director may attend and speak	23
42.	Power to adjourn	23

43.	Notice of adjourned meeting	23
44.	Business of adjourned meeting	23
J.	Voting	24
45.	Method of voting	24
46.	Chairman’s declaration conclusive on show of hands	24
47.	Objection to error in voting	24
48.	Amendment to resolutions	24
49.	Procedure on a poll	25
50.	Votes of shareholders	25
51.	Casting vote	26
52.	Voting by proxy	26
53.	Form of proxy	26
54.	Deposit of proxy	27
55.	More than one proxy may be appointed	28
56.	Board may supply proxy cards	29
57.	Revocation of proxy	29
58.	Written resolutions	29
K.	Untraced shareholders	30
59.	Power of sale	30
60.	Application of proceeds of sale	31
L.	Appointment, term and removal of directors	31
61.	Number of Directors	31
62.	Power of Company to appoint Directors	31
63.	Power of Board to appoint Directors	32
64.	Eligibility of new Directors	32
65.	Share qualification	32
66.	Resolution for appointment	32
67.	No retirement on account of age	32
68.	Staggered Board terms	32
69.	Removal by resolution	33
70.	Vacation of office by Director	33
71.	Resolution as to vacancy conclusive	34
M.	Directors’ remuneration, expenses and pensions	34
72.	Directors’ fees	34
73.	Expenses	34
74.	Remuneration	35
75.	Remuneration of executive Directors	35
76.	Pensions and other benefits	35
N.	Powers and duties of the Board	35
77.	Powers of the Board	35
78.	Powers of Directors being less than minimum number	36
79.	Powers of executive Directors	36
80.	Delegation to committees	36
81.	Local management	37
82.	Power of attorney	37
83.	Associate Directors	37
84.	Exercise of voting power	37
85.	Provision for employees	38
86.	Borrowing powers	38
O.	Proceedings of Directors and Committees	38
87.	Board meetings	38
88.	Notice of Board meetings	38
89.	Quorum	38

90.	Chairman of Board and other offices	38
91.	Voting	40
92.	Participation by telephone and electronic communication	40
93.	Resolution in writing	40
94.	Minutes of proceedings	40
95.	Validity of proceedings	41
P.	Directors’ interests	41
96.	Related Person Transaction Policies	41
97.	Director may have interests	41
98.	Disclosure of interests to Board	41
99.	Director’s interest in own appointment	42
100.	Chairman’s ruling conclusive on Director’s interest	42
101.	Directors’ resolution conclusive on Chairman’s interest	43
102.	Exercise by Company of voting powers	43
Q.	The Seal	43
103.	Application of Seal	43
104.	Deed without sealing	44
105.	Official seal for sealing share certificates	44
R.	Dividends and other payments	44
106.	Declaration of dividends	44
107.	Interim dividends	44
108.	Entitlement to dividends	44
109.	Distribution in specie	44
110.	Dividends not to bear interest	45
111.	Method of payment	45
112.	Uncashed dividends	46
113.	Unclaimed dividends	46
114.	Waiver of dividends	47
115.	Payment of scrip dividends	47
116.	Reserves	47
117.	Capitalisation of reserves	48
118.	Record dates	48
S.	Accounts	49
119.	Accounting records	49
120.	Inspection of records	49
121.	Accounts to be sent to shareholders	49
T.	Destruction and authentication of documents	49
122.	Destruction of documents	49
123.	Authentication of documents	50
U.	Notices	51
124.	Notice to be in writing	51
125.	Service of notice on shareholders	51
126.	Notice in case of death, bankruptcy or mental disorder	51
127.	Evidence of service	52
128.	Notice binding on transferees	52
129.	Notice by advertisement	52
130.	Suspension of postal services	52
V.	Winding up	53
131.	Division of assets	53
132.	Transfer or sale under section 222 of the Companies Act 1931	53
W.	Indemnity	54
133.	Right to indemnity	54
134.	Power to insure	54
X.	AIM Rules	54
135.	Disclosure of interests in shares and suspension of interests	54

A.	Preliminary

1.	Model articles not to apply

No regulations for management of a company set out in any statute concerning companies or contained in any regulations or instrument made pursuant to a statute shall apply to the Company. The following shall be the Articles of the Company.

2.	Interpretation

2.1	Definitions

In these Articles, unless the context otherwise requires, the following expressions shall have the following meanings:

“A Ordinary Shares”	the A ordinary shares each of £0.10 par value in the capital of the Company;

“Act”	subject to Article 2.3 (Statutory provisions), the Companies Act 2006 and, where the context requires, every other statute of the Isle of Man from time to time in force concerning companies and affecting the Company;

“AIM”	the market of that name operated by London Stock Exchange plc;

“Articles”	these Articles of Association as altered or varied from time to time (and “Article” means any provision of these Articles);

“Auditors”	the auditors for the time being of the Company or, in the case of joint auditors, any of them;

“B Ordinary Shares”	the B ordinary shares each of £0.10 par value in the capital of the Company and which rank pari passu in all respects with the A Ordinary Shares save in respect of: (i) voting rights as set out in Article 50.1, all of which, as at the date of adoption of these Articles, are held by the B Shareholders; and (ii) their conversion into A Ordinary Shares as set out in Article 22;

“B Shareholders”	Beech Investments Limited and SG Hambros Trust Company (Channel Islands) Limited as trustee of the Olympus Trust (currently held through HSBC Global Custody Nominee (UK) Limited);

“Board”	the board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

“British Isles”	the United Kingdom, the Isle of Man, the Republic of Ireland and the Channel Islands;

“certificated”	in relation to a share, a share which is recorded in the Register as being held in certificated form;

“Chairman”	the chairman (if any) of the Board or, where the context requires, the chairman of a general meeting of the Company;

“clear days”	(in relation to the period of a notice) that period, excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“communication”	includes a communication comprising sounds or images or both and a communication effecting a payment (and “communications” shall be construed accordingly);

“Company”	Eros International PLC;

“CREST”	a relevant system of which Crestco Limited is the Operator;

“Director”	a director for the time being of the Company (and “Directors” shall be construed accordingly);

“dividend”	a distribution or a bonus payable on the issued shares of the Company;

“Deputy Chairman”	the deputy chairman (if any) of the Board or, where the context requires, the deputy chairman of a general meeting of the Company;

“DTR”	as defined in Article 135.1 (Disclosure of substantial interests in shares);

“Electronic Communication”	has the meaning ascribed to the term “electronic communication” in the Electronic Transactions Act 2000 and includes, for the avoidance of doubt, e-mail (being a system for sending and receiving messages electronically over a computer network);

“Eligible Transferee”	as defined in Article 24.3 (Compulsory transfer of shares);

“employees’ share scheme”

a scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of:

(a)     the bona fide employees or former employees (including any such employees or former employees who are or were also directors) of the Company, the Company’s subsidiary or holding company or a subsidiary of the Company’s holding company; or

(b)     the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees.

“execution”	any mode of execution (and “executions” and “executed” shall be construed accordingly);

“Family Controlled Entity”	(i) any company in which Permitted Holders or any Permitted Holder hold (collectively or individually) the power to elect all of the members of the board of directors of such entity and hold, collectively, at least a majority of the value of its issued shares; (ii) any partnership in which Permitted Holders or any Permitted Holder hold (collectively or individually) the sole right to direct the voting of the B Ordinary Shares held by such partnership and hold, collectively, at least a majority of the economic interest in the partnership interests in such partnership; and (iii) any limited liability or similar company if Permitted Holders or any Permitted Holder hold (collectively or individually) the sole right to direct the voting of the B Ordinary Shares held by such limited liability or similar company and hold, collectively, at least a majority of the economic interest of such limited liability or similar company;

“Family Trust”	trusts the sole beneficiaries of which are Arjan Lulla or Vijay Ahuja, the spouses of Arjan Lulla and Vijay Ahuja, Descendants, spouses of Descendants and their respective estates, guardians, or conservators;

“holder”	(in relation to any share) the shareholder whose name is entered in the Register as the holder or, where the context permits, the shareholders whose names are entered in the Register as the joint holders of that share;

“London Stock Exchange”	London Stock Exchange Plc or such other principal stock exchange in the United Kingdom for the time being;

“member”	a member of the Board or of any committee (and “members” shall be construed accordingly);

“Office”	the registered office for the time being of the Company;

“Operator”	the operator as defined in the Uncertificated Regulations of the relevant Uncertificated System;

“Ordinary Shares”	the A Ordinary Shares and the B Ordinary Shares;

“paid up”	paid up or credited as paid up;

“Participating Security”	subject to Article 18 (B Ordinary Shares), a share or class of shares or a renounceable right of allotment of a share, title to which is permitted to be transferred by means of an Uncertificated System in accordance with the Uncertificated Regulations;

“Permitted Holder”	as defined in Article 22.1 (Holding, transfer and conversion of B Ordinary Shares);

“person entitled by transmission”	a person whose entitlement to a share in consequence of the death or bankruptcy of a shareholder or of any other event giving rise to its transmission by operation of law has been noted in the Register;

“Prohibited Person”	as defined in Article 24.3 (Compulsory transfer of shares);

“recognised investment exchange”	as defined in section 285 of the UK Financial Services and Markets Act 2000 (an Act of Parliament);

“record date”	as defined in Article 118 (Record dates);

“Register”	the register of shareholders of the Company to be kept pursuant to section 62 of the Act;

“Relevant Shares”	as defined in Article 24.3 (Compulsory transfer of shares)

“Seal”	the common seal of the Company;

“share”	a share in the capital of the Company being either an A Ordinary Share or a B Ordinary Share (and “shares” shall be construed accordingly);

“shareholder”	a holder of any shares;

“solvency test”	has that meaning set out in section 49 of the Act;

“special resolution”	shall mean a resolution passed or requiring to be passed by a majority of not less than three-fourths of such members as, being entitled so to do, vote in person or by proxy, at a general or class meeting (as the case may be);

“subsidiary”	has that meaning set out in section 220 of the Act;

“Transfer Notice”	as defined in Article 24.3 (Compulsory transfer of shares);

“uncertificated”	subject to Article 18 (B Ordinary Shares), in relation to a share, a share to which title may be transferred by means of an Uncertificated System in accordance with the Uncertificated Regulations;

“Uncertificated System”	a relevant system as defined in the Uncertificated Regulations (and including, in particular, at the date of adoption of these Articles the CREST UK system);

“Uncertificated Regulations”	the Uncertificated Securities Regulations 2006 (as amended or replaced from time to time);

“UK 2006 Act”	subject to Article 2.3 (Statutory Provisions), the UK Companies Act 2006 (an act of Parliament) (as amended);

“United Kingdom” or “UK”	Great Britain and Northern Ireland;

“US”	the United States of America;

“Vendor”	as defined in Article 24.3 (Compulsory transfer of shares); and

“writing or written”	printing, typewriting, lithography, photography and any other mode or modes of representing or reproducing words in a legible and non-transitory form.

2.2	General interpretation

Unless the context otherwise requires:

(a)	words in the singular include the plural and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	a reference to a person includes a body corporate and an unincorporated body of persons; and

(d)	a reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular share or class of shares or renounceable right of allotment of a share is a Participating Security.

2.3	Statutory provisions

A reference to any statute or provision of a statute shall include any orders, regulations or other subordinate legislation made under it and shall, unless the context otherwise requires, include any statutory modification or re-enactment of it for the time being in force.

2.4	The Act

Save as aforesaid, and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act.

2.5	Headings

The headings are inserted for convenience only and shall not affect the construction of these Articles.

2.6	Company acts

Any reference in these Articles to action by the Company means an act which is approved by a resolution passed by the requisite majority of the shareholders.

3.	Registered office

The Office shall be at such place in the Isle of Man as the Board shall from time to time appoint.

B.	Share capital

4.	Share capital amount

Unless the Board shall otherwise direct, the amount of share capital of the Company available for issue is £25,000,000 divided into 250,000,000 shares designated as either A Ordinary Shares or B Ordinary Shares. The maximum number of B Ordinary Shares which may be issued is 81,650,657 B Ordinary Shares.

5.	Allotment

Unissued shares in the capital of the Company shall be allotted by the Directors generally on such terms as they think fit but all shares shall be paid in full prior to or at the time of issue.

6.	Power to attach rights and issue redeemable shares

6.1	Rights attaching to shares

Subject to the provisions of the Act and to any special rights for the time being attached to any existing shares, any shares may be allotted or issued with or have attached to them such preferred, deferred or other special rights or restrictions whether in regard to dividends, voting, transfer, return of capital or otherwise as the Board may from time to time determine.

6.2	Redemption of Shares

Subject to any shares expressly being non-redeemable as a term of their issue, shares may be redeemed for any consideration provided that such redemption does not contravene section 60 of the Act or the solvency test; the process for redemption of shares shall be determined by the Directors in their absolute discretion and the Directors may, for the avoidance of doubt, permit an offer to one or more holders of shares in accordance with section 53(1)(b)(ii) of the Act, subject to section 54 of the Act.

6.3	Redemption dates

The date on which or by which, or dates between which, any redeemable shares are to be or may be redeemed may be fixed by the Directors and in such a case must be fixed by the Directors before the shares are issued. Unless otherwise specified in these Articles, the amount payable on redemption of any redeemable shares shall be the par value of such shares.

7.	Share warrants

The Company shall have no power to issue any warrants stating that the bearer thereof is entitled to the shares specified therein. Subject to this, however, the Company shall have the power to issue warrants to subscribe for shares.

8.	Commission and brokerage

The Company may exercise the powers conferred by the Act to pay commissions or brokerage to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company to the full extent permitted by the Act. Any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully paid shares, the grant of an option to call for an allotment of shares or any combination of such methods.

9.	Trusts not to be recognised

Except as otherwise expressly provided by these Articles, as required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust and (except as aforesaid) the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share or any interest in any fractional part of a share except an absolute right of the holder to the whole of the share.

10.	Renunciation of shares

Subject to the provisions of the Act and of these Articles, the Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation of it by the allottee in favour of some other person and may accord to any allottee of a share the right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

11.	Increase, consolidation and sub division

To the extent that the shares in the capital of the Company comprise shares with a par value, the Board may from time to time:

(a)	increase the Company’s share capital by such sum to be divided into shares of such amount as the Board prescribes;

(b)	consolidate and/or divide, re-designate or redenominate or convert all or any of the Company’s share capital into shares of larger or smaller par value, into shares having a purchase price of another currency; and

(c)	sub-divide shares or any of them into shares of smaller par value.

12.	Fractions

12.1	Power to deal with fractional entitlements

Whenever as the result of any consolidation, division or sub-division of shares any shareholder would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and in particular (but without prejudice to the generality of the foregoing):

(a)	the Board may determine which of the shares of such holder are to be treated as giving rise to such fractional entitlement and may decide that any of those shares shall be consolidated with any of the shares of any other holder or holders which are similarly determined by it to be treated as giving rise to a fractional entitlement for such other holder or holders into a single consolidated share and the Board may on behalf of all such holders, sell such consolidated share for the best price reasonably obtained to any person (including the Company) and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those holders (except that any amount otherwise due to a holder, being less than £3 (or US Dollar equivalent) or such other sum as the Board may from time to time determine may be retained for the benefit of the Company); or

(b)	provided that the necessary unissued shares are available, the Board may issue to such holder, credited as fully paid, by way of capitalisation the minimum number of shares required to round up his holding to an exact multiple of the number of shares to be consolidated into a single share (such issue being deemed to have been effected prior to consolidation), and the amount required to pay up such shares shall be appropriated at the Board’s discretion from any of the sums standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalised by applying the same in paying up the share.

12.2	Sale of fractions

For the purposes of any sale of consolidated shares pursuant to Article 12.1 (Power to deal with fractional entitlements), the Board may in the case of certificated shares authorise some person to execute an instrument of transfer of the shares to or in accordance with the directions of the purchaser, and the transferee shall not be bound to see to the application of the purchase money in respect of any such sale, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale or transfer and any instrument or exercise shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

13.	Reduction of capital

Subject to compliance with the solvency test and to any rights for the time being attached to any shares, the Company may by resolution of the Board reduce its paid up share capital in any manner.

14.	Purchase of own shares

Shares may be purchased or otherwise acquired by the Company for any consideration provided that such purchase does not contravene section 60 of the Act or the solvency test; the terms and process for purchase or acquisition of shares shall be determined by the Directors in their absolute discretion and the Directors may, for the avoidance of doubt, permit an offer to one or more holders of shares in accordance with section 53(1)(b)(ii) of the Act, subject only to section 54 of the Act.

C.	Variation of class rights

15.	Sanction to variation

Subject to the provisions of the Act, if at any time the share capital of the Company is divided into shares of different classes, any of the rights for the time being attached to any issued and outstanding share or class of shares in the Company (and notwithstanding that the Company may be or be about to be in liquidation) may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than three quarters in par value of the issued shares of the class or with the sanction of a resolution passed at a separate general meeting of the holders of shares of the class duly convened and held as provided in these Articles (but not otherwise). The foregoing provisions of this Article shall apply also to the variation or abrogation of the special rights attached to only some of the issued and outstanding shares of any class as if each group of shares of the class differently treated formed a separate class the separate rights of which are to be varied. Subject to the terms of issue or the rights attached to any shares the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by the Board resolving that a class of shares is to become or to cease to be a Participating Security.

16.	Class meetings

All the provisions in these Articles as to general meetings shall mutatis mutandis apply to every meeting of the holders of any class of shares save that:

(a)	the quorum at every such meeting shall be one or more persons holding or representing by proxy at least one-third of the par value paid up on the issued shares of the class;

(b)	every holder of shares of the class present in person or by proxy may demand a poll;

(c)	each such holder shall on a poll be entitled to one vote for every share of the class held by him; and

(d)	if at any adjourned meeting of such holders, such quorum as aforesaid is not present, not less than one person holding shares of the class who is present in person or by proxy shall be a quorum.

17.	Deemed variation

Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares shall be deemed to be varied or abrogated by the reduction of the capital paid up on such shares or by the allotment of further shares ranking in priority for the payment of a dividend or in respect of capital or howsoever or which confer on the holders voting rights more favourable than those conferred by such first mentioned shares but shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Act and these Articles.

D.	B Ordinary Shares & Share certificates

18.	B Ordinary Shares

All B Ordinary Shares shall be held as certificated shares; no B Ordinary Share shall be capable of being a Participating Security.

19.	Right to certificates

19.1	Issue of certificates

On becoming the holder of any certificated share every person shall be entitled without charge to have issued within two months after allotment or fourteen days after lodgement of a transfer (unless the terms of issue of the shares provide otherwise or the transfer is one which the Company is for any reason entitled to refuse to register and does not register) one certificate for all the certificated shares of any one class registered in his name and to a separate certificate for each class of certificated shares so registered. Such certificate shall specify the number, class and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount or respective amounts paid up on them and shall be issued either under the Seal (which may be affixed to it or printed on it) or in such other manner having the same effect as if issued under a seal and, having regard to the rules and regulations applicable to the recognised investment exchange(s) to which any shares are admitted, as the Board may approve.

19.2	Distinguishing numbers

If and so long as all the issued shares of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

19.3	Joint holders

The Company shall not be bound to issue more than one certificate in respect of certificated shares held jointly by two or more persons. Delivery of a certificate to the person first named on the register shall be sufficient delivery to all joint holders.

19.4	Balancing certificates

Where a shareholder has transferred part only of the shares comprised in a certificate he shall be entitled without charge to a certificate for the balance of such certificated shares.

19.5	Restrictions on certificates

No certificate shall be issued representing certificated shares of more than one class.

20.	Replacement certificates

20.1	Consolidation of certificates

Any two or more certificates representing shares of any one class held by any shareholder may at his request be cancelled and a single new certificate for such shares issued in lieu, subject to the payment of such reasonable fee (if any) as the Board may determine, on surrender of the original certificates for cancellation.

20.2	Splitting share certificates

If any shareholder shall surrender for cancellation a share certificate representing certificated shares held by him and request the Company to issue in lieu two or more share certificates representing such certificated shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request subject to the payment of such reasonable fee (if any) as it may determine.

20.3	Renewal or replacement

Share certificates may be renewed or replaced on such terms as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out of pocket expenses (including those incurred by the Company in investigating such evidence and preparing such indemnity and security) as the Board may decide, and on surrender of the original certificate (where it is defaced or worn out) but without any further charge.

20.4	Joint holders

In the case of shares held jointly by several persons, any such request as is mentioned in this Article 20 (Replacement certificates) may be made by any one of the joint holders.

21.	Uncertificated shares

21.1	Participating security

The Board may, subject to Article 18 (B Ordinary Shares), resolve that a class of shares is to become, or is to cease to be, a Participating Security and may implement such arrangements as it thinks fit in order for any class of shares to be admitted to settlement by means of an Uncertificated System. Shares of a class shall not be treated as forming a separate class from other shares of the same class as a consequence only of such shares being held in uncertificated form. Any share of a class which is a Participating Security may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Uncertificated Regulations. For any purpose under these Articles, the Company may treat a shareholder’s holding of uncertificated shares and of certificated shares of the same class as if they were separate holdings, unless the Board otherwise decides.

21.2	Application of Articles

These Articles apply to uncertificated shares of a class which is a Participating Security only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Uncertificated Regulations.

21.3	Board regulations

The Board may lay down regulations not included in these Articles which:

(a)	apply to the issue, holding or transfer of uncertificated shares (in addition to or in substitution for any provisions in these Articles);

(b)	set out (where appropriate) the procedures for conversion, redemption and/or purchase of uncertificated shares; and/or

(c)	the Board considers necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Regulations and/or the Operator’s rules and practices.

Such regulations will apply instead of any relevant provisions in these Articles which relate to certificates and the transfer, conversion, redemption and purchase of shares or which are not consistent with the Uncertificated Regulations, in all cases to the extent (if any) stated in such regulations. If the Board makes any such regulations, Article 20.2 (Splitting share certificates) will (for the avoidance of doubt) continue to apply to these Articles, when read in conjunction with those regulations.

21.4	Instructions via an uncertificated system

Any instruction given by means of an Uncertificated System as referred to in these Articles shall be a dematerialised instruction given in accordance with the Uncertificated Regulations, the facilities and requirements of the Uncertificated System and the Operator’s rules and practices.

21.5	Forfeiture and sale

Where the Company is entitled under the Operator’s rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or sell or otherwise procure the sale of any shares of a class which is a Participating Security which are held in uncertificated form, the Board may take such steps (subject to the Uncertificated Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of an Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation):

(a)	requesting or requiring the deletion of any computer-based entries in the Uncertificated System relating to the holding of such shares in uncertificated form;

(b)	altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(c)	requiring any holder of such shares, by notice in writing to him, to change his holding of such uncertificated shares into certificated form within any specified period;

(d)	requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(e)	otherwise rectify or change the Register in respect of any such shares in such manner as the Board considers appropriate (including, without limitation, by entering the name of a transferee into the Register as the next holder of such shares);

(f)	appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder); and/or

(g)	taking such other action as may be necessary to enable such shares to be registered in the name of the person to whom the shares have been sold or disposed of.

E.	B Ordinary Shares

22.	B Ordinary Shares

22.1	Holding, transfer and conversion of B Ordinary shares

B Ordinary Shares may only be held by or transferred to the following persons: (i) Beech Investments Limited; (ii) the trustees for the time being of the Olympus Trust; (iii) Arjan Lulla and Vijay Ahuja and their respective estates, guardians, or conservators; (iv) the spouses of Arjan Lulla and Vijay Ahuja and their estates, guardians, or conservators; (v) each descendant of Arjan Lulla and Vijay Ahuja (each, a “Descendant”) and their respective estates, guardians, or conservators; (vi) any Family Controlled Entity; (vii) the trustees, solely in their respective capacities as such, of any Family Trust; and (viii) any custodian or bare nominee for any person within (i) – (vii) inclusive (each, a “Permitted Holder”), and a transfer to any person other than a Permitted Holder shall, immediately upon the registration of such transfer, result in the relevant B Ordinary Shares being converted automatically into A Ordinary Shares.

22.2	Ceasing to be a Permitted Holder

A person which was a Permitted Holder shall notify the Directors forthwith if it ceases to meet the requirements to be a Permitted Holder and on such notification (including in response to a request for certification under Articles 22.3, 50.4 and 58.2) each B Ordinary Share held by such person shall convert automatically into one fully paid A Ordinary Share.

22.3	Certification in respect of B Ordinary Shares

The Directors may from time to time by notice in writing request the registered holders or any holder of B Ordinary Shares to certify in writing that they continue to be a Permitted Holder. A failure by any such holder to deliver to the Company such a certification within a period of 20 business days shall result in the B Ordinary Shares held by such holder being converted by resolution of the Directors into A Ordinary Shares.

22.4	Transfer of B Ordinary Shares

A transfer of B Ordinary Shares shall not include: (i) the granting of a proxy to officers or Directors of the Company at the request of its board in connection with actions to be taken at a meeting of shareholders; or (ii) the mortgage or charge of B Ordinary Shares by a Permitted Holder pursuant to a bona fide loan or indebtedness transaction providing that the relevant Permitted Holder continues to be able to exercise all powers of voting in respect of such B Ordinary Shares and providing further that enforcement by the relevant mortgagee or chargee in respect of such B Ordinary Shares shall constitute a transfer.

22.5	Voluntary Conversion of B Ordinary Shares

At any time and from time to time a holder of B Ordinary Shares shall have the right to convert any or all of the B Ordinary Shares which it holds into an equivalent number of fully paid A Ordinary Shares. Such right shall be exercised by the holder of the B Ordinary Shares serving a notice in writing on the Company to that effect which notice shall set out the number of B Ordinary Shares which it wishes to convert and which shall be accompanied by the share certificate(s) in respect of such B Ordinary Shares and such other documents as the Company may reasonably require. Upon receipt of such notice, the Directors shall arrange for such conversion to be effected forthwith.

22.6	Automatic Conversion of B Ordinary Shares

If at any time the aggregate number of B Ordinary Shares in issue constitutes less than 10 per cent of the aggregate number of A Ordinary Shares and B Ordinary Shares in issue, all such B Ordinary Shares shall convert automatically and with immediate effect into A Ordinary Shares on the basis of one A Ordinary Share for each B Ordinary Share held. Upon such conversion, the Company shall inform the holders who held the converted B Ordinary Shares by notice in writing of the conversion and that, upon the return of the share certificate(s) issued in respect of the converted B Ordinary Shares, the Company will issue a new share certificate, without charge, in respect of the relevant number of A Ordinary Shares.

22.7	Reservation of Shares

The Company shall at all times ensure that there are sufficient authorised A Ordinary Shares available for issue so that it is able to convert all of the B Ordinary Shares then in issue under Article 22.2 (Ceasing to be a Permitted Holder), Article 22.5 (Voluntary Conversion of B Ordinary Shares) or Article 22.6 (Automatic Conversion of B Ordinary Shares) if required.

F.	Transfer of shares

23.	Form of transfer

Subject to Article 22 (Transfer of B Ordinary Shares), each shareholder may transfer all or any of his shares in the case of certificated shares by instrument of transfer in writing in any usual form or in any form approved by the Board or in the case of uncertificated shares without a written instrument in accordance with the Uncertificated Regulations. Any written instrument shall contain the business or residential address of the transferee and be executed by or on behalf of the transferor. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect of it.

24.	Right to refuse registration

24.1	Registration of certificated share transfer

The Board may in its absolute discretion and without giving any reason refuse to register any transfer of a certificated share unless:

(a)	it is in respect of only one class of shares;

(b)	it is in favour of a single transferee or not more than four joint transferees;

(c)	it is duly stamped (if so required);

(d)	it is delivered for registration to the registered agent of the Company, or such other person as the Board may from time to time appoint, accompanied (except in the case of a transfer where a certificate has not been required to be issued) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor and the due execution by him of the transfer or if the transfer is executed by some other person on his behalf, the authority of that person to do so; and

(e)	the holding of such share would not result in a regulatory, pecuniary, legal, taxation or material administrative disadvantage for the Company or its shareholders as a whole including, but not limited to, where such a disadvantage would arise out of the transfer of any share to a Prohibited Person, provided that where such share is listed on the New York Stock Exchange such discretion may not be exercised in such a way as to prevent dealings in such shares from taking place on an open and proper basis.

24.2	Registration of an uncertificated share transfer

The Board shall register a transfer of title to any uncertificated share or the renunciation or transfer of any renounceable right of allotment of a share which is a Participating Security held in uncertificated form in accordance with the Uncertificated Regulations, except that the Board may refuse (subject to any relevant requirements applicable to the recognised investment exchange(s) to which the shares of the Company are admitted) to register any such transfer or renunciation which is in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Regulations.

24.3	Compulsory transfer of shares

(a)

If it shall come to the notice of the Board that any shares are or may be owned or held directly or beneficially by any person in breach of any law or requirement of any country or by virtue of which such person is not qualified to own those shares and, in the sole and conclusive determination of the Board, such ownership or holding or continued ownership or holding of those shares (whether on its own or in conjunction with any other circumstance appearing to the Board to be relevant) would in the reasonable opinion of the Board, cause a pecuniary or tax disadvantage to the Company or any other holder of shares or other securities of the Company which it or they might not otherwise have suffered or incurred (collectively, a “Prohibited Person”), the Board may serve written notice (hereinafter called a “Transfer Notice”) upon the person (or any one of such persons whose shares are registered in joint names) appearing in the register as the holder (the “Vendor”) of any of the shares concerned (the “Relevant Shares”) requiring the Vendor within ten days (or such extended time as in all the circumstances the Board consider reasonable) to transfer (and/or procure the disposal of interests in) the Relevant Shares to another person who, in the sole and conclusive determination of the Board, would not be a Prohibited Person) (such a person being hereinafter called an “Eligible Transferee”). On and after the date of such Transfer Notice, and until registration of a transfer of the Relevant Shares to which it relates pursuant to the provisions referred to in this paragraph or Article 24.3(b), the rights and privileges attaching to the Relevant Shares will be suspended and not capable of exercise.

(b)	If within ten days after the giving of a Transfer Notice (or such extended time as in the circumstances the Board consider reasonable) the Transfer Notice has not been complied with to the satisfaction of the Board, the Company may sell the Relevant Shares on behalf of the holder thereof by instructing a London Stock Exchange member firm (if the Relevant Shares are listed on AIM) or any licensed stockbroker under US laws (if the Relevant Shares are listed on any US stock exchange) to sell them at the market price reasonably obtainable at the time of sale to any one or more Eligible Transferees. To give effect to a sale the Board may authorise in writing any officer or employee of the Company to transfer the Relevant Shares on behalf of the holder thereof (or any person who is automatically entitled to the shares by transmission or by law) or to cause the transfer of the Relevant Shares to the purchaser and in relation to an uncertificated share may require the Operator to convert the share into certificated form and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the Relevant Shares. The Eligible Transferee is not bound to see to the application of the purchase money and the title of the Eligible Transferee is not affected by any irregularity in or invalidity of the proceedings connected to the sale. The net proceeds of the sale of the Relevant Shares, after payment of the Company’s costs of the sale, shall be paid by the Company to the Vendor or, if reasonable enquiries have failed to establish the location of the Vendor, into a trust account at a bank designated by the Company, the associated costs of which shall be borne by such trust account. The Company may register or cause the registration of the Eligible Transferee as holder of the Relevant Shares and thereupon the Eligible Transferee shall become absolutely entitled thereto.

(c)	A person who becomes aware that he falls, or is likely to fall, within Article 24.3 (a), shall forthwith, unless he has already received a Transfer Notice pursuant to the provisions referred to in this Article 24.3, either transfer the shares to one or more Eligible Transferees or give a request in writing to the Board for the issue of a Transfer Notice in accordance with the provisions referred to in this Article 24.3. Every such request shall, in the case of certificated shares, be accompanied by the certificate(s) for the shares to which it relates.

(d)

Subject to the provisions of the Articles, the Board shall, unless any Director has reason to believe otherwise, be entitled to assume without enquiry that none of the shares are held in such a way as to entitle the Board to serve a Transfer Notice in respect thereof. The Board may, however, at any time and from time to time call upon any holder (or any one of joint holders or a person who is automatically entitled to the shares by transmission or by law) of shares by notice in writing to provide such information and evidence as the Board may require upon any matter connected with or in relation to such holders of shares. In the event of such information and evidence not being so provided within such reasonable period (not being less than ten clear days after service of the notice requiring the same) as may be specified by the Board in the said notice, the Board may, in its absolute discretion, treat any share held by such a holder or joint holders or person who is automatically entitled to the shares by transmission or by law as being held in such a way as to entitle them to service a Transfer Notice in respect thereof.

(e)	The Board will not be required to give any reasons for any decision, determination or declaration taken or made in accordance with these provisions and such actions by the Board shall be conclusive and binding on all persons concerned and shall not be open to challenge. The exercise of the powers conferred by the provisions referred to in Article 24.3(a), (b) or (d) may not be questioned or invalidated in any case on the grounds that there was insufficient evidence of direct or indirect beneficial ownership or holding of shares by any person or that the true direct or beneficial owner or holder of any shares was otherwise than as appeared to the Board at the relevant date provided that the said powers have been exercised in good faith.

24.4	Neither the Company nor the Board shall be liable to indemnify, reimburse or compensate any shareholder in respect of any cost, liability or expense (including, without limitation, any taxes or duties imposed, paid or suffered under the laws of the United Kingdom, the Isle of Man or any other jurisdiction) arising from or by reference to any sale or forfeiture of any shares pursuant to this Article 24.

25.	Notice of refusal

If the Board refuses to register a transfer of a share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee. Any instrument of transfer which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company.

26.	Closing of register

The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Board in its absolute discretion may from time to time determine following the giving of notice by advertisement in not less than two newspapers circulating generally in the Isle of Man (subject to the Uncertificated Regulations in the case of any shares of a class which is a Participating Security).

27.	No fees on registration

No fee shall be charged for registration of a transfer or on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

28.	Recognition of renunciation of allotment of shares

Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

G.	Transmission of shares

29.	On death

If a shareholder dies the survivors or survivor where he was a joint holder and his executors or administrators where he was a sole or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased shareholder from any liability in respect of any share which has been solely or jointly held by him.

30.	Election of person entitled by transmission

Any person entitled to a share by transmission, may, on such evidence as to his title being produced as the Board may reasonably require, elect either to become registered as a shareholder or to have some person nominated by him registered as a shareholder. If he elects to become registered himself he shall give written notice signed by him to the Company to that effect. If he elects to have some other person registered he shall, in the case of a certificated share, execute an instrument of transfer of such shares to that person and, in the case of an uncertificated share, either procure that all appropriate instructions are given by means of the Uncertificated System to effect the transfer of such share to such person or change the uncertificated share to certificated form and then execute an instrument of transfer of such share to such person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice, instrument of transfer or instructions (as the case may be) as if it were an instrument of transfer executed or instructions given by the shareholder and his death, bankruptcy or other event had not occurred and any notice or transfer were executed by such shareholder. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a shareholder or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall, within two months after proof, cause the entitlement of that person to be noted in the Register.

31.	Rights on transmission

Where a person is entitled to a share by transmission, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other moneys payable in respect of it and shall have the same rights to which he would be entitled if he were the holder of the share except that he shall not before he is registered as the holder of the share be entitled in respect of it to give notice of or to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares of the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with.

H.	General meetings

32.	Annual general meetings

The Board shall convene in each year a general meeting of the shareholders of the Company called the annual general meeting; any annual general meeting so convened shall be held at such time and place and consider such business as the Board may determine.

33.	Extraordinary general meetings

All general meetings other than annual general meetings, shall be called extraordinary general meetings.

34.	Convening of extraordinary general meeting

The Board may convene an extraordinary general meeting whenever it thinks fit. At any meeting convened by the Board or any meeting requisitioned pursuant to section 67(2) of the Act, no business shall be transacted except that stated by the requisition or proposed by the Board. If there are not sufficient members of the Board to convene a general meeting, any Director or any shareholder of the Company may call a general meeting.

35.	Notice of general meetings

35.1	Length of notice

Any annual general meeting and any extraordinary general meeting convened for the passing of a resolution appointing a person as a Director shall be convened by not less than twenty-one clear days’ notice in writing. Other extraordinary general meetings shall be convened by not less than fourteen clear days’ notice in writing. Notwithstanding that a meeting is convened by shorter notice than that specified in this Article, it shall be deemed to have been properly convened if it is so agreed by all the shareholders entitled to attend and vote at the meeting.

35.2	Form of notice

Every notice convening a general meeting shall specify:

(a)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(b)	the place, the day and the time of the meeting;

(c)	with reasonable prominence that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a shareholder, and the place where instruments of proxy are to be deposited if the Board determines that place to be other than the Office.

35.3	Entitlement to receive notice

The notice shall be given to the shareholders (other than any who under the provisions of these Articles are not entitled to receive notice from the Company), to the Directors and to the Auditors and if more than one for the time being, to each of them.

36.	Omission to send notice

The accidental omission to send a notice of meeting or, in cases where it is intended that it be sent out with the notice, an instrument of proxy, to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings at that meeting.

I.	Proceedings at general meetings

37.	Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum shall not preclude the choice or appointment of a Chairman which shall not be treated as part of the business of the meeting. Subject to the provisions of Article 38 (If quorum not present), a shareholder or shareholders entitled to attend and to vote on the business to be transacted holding not less than thirty per cent of the issued share capital of the Company and being present in person or by proxy, shall be a quorum. The provisions of section 67(4) of the Act are hereby excluded.

38.	If quorum not present

If within fifteen minutes (or such longer interval not exceeding one hour as the Chairman in his absolute discretion thinks fit) from the time appointed for the holding of a general meeting a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of shareholders, shall be dissolved. In any other case, the meeting shall stand adjourned to later on the same day, to the same day in the next week at the same time and place, or to such other day and at such time and place as the Chairman (or, in default, the Board) may determine, being not less than fourteen nor more than twenty-eight days thereafter. If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting one shareholder present in person or by proxy or (being a corporation) by a duly authorised representative shall be a quorum. If no such quorum is present or, if during the adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved. The Company shall give at least seven clear days’ notice of any meeting adjourned through lack of quorum (where such meeting is adjourned to a day being not less than fourteen nor more than twenty-eight days thereafter).

39.	Security and meeting place arrangements

39.1	Searches

The Board may direct that shareholders or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to such general meeting to any shareholder or proxy who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

39.2	Inadequate meeting place

If it appears to the Chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all shareholders entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the Chairman is satisfied that adequate facilities are available to ensure that any shareholder who is unable to be accommodated is nonetheless able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and to be heard and seen by all other persons so present in the same manner.

40.	Chairman

The Chairman of the Board shall preside as Chairman at every general meeting of the Company. If there be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the meeting or shall be unwilling to act as Chairman, the Deputy Chairman (if any) of the Board shall if present and willing to act preside as Chairman at such meeting. If no Chairman or Deputy Chairman shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he shall be Chairman if willing to act. If no Director is willing to act as Chairman of the meeting or, if no Director is present within fifteen minutes of the time appointed for holding the meeting, the shareholders present and entitled to vote shall choose one of their number to be Chairman of the meeting.

41.	Director may attend and speak

A Director shall notwithstanding that he is not a shareholder be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company. The Chairman may invite any person to attend and speak at any general meeting of the Company whom the Chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

42.	Power to adjourn

The Chairman of the general meeting may, with the consent of a meeting at which a quorum is present, and shall if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as he shall determine. However, without prejudice to any other power which he may have under these Articles or at common law the Chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is otherwise properly disposed of.

43.	Notice of adjourned meeting

Where a meeting is adjourned indefinitely the Board shall fix the time and place for the adjourned meeting. Whenever a meeting is adjourned for fourteen days or more or indefinitely, seven clear days’ notice at the least, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

44.	Business of adjourned meeting

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

J.	Voting

45.	Method of voting

At any general meeting a resolution put to a vote of the meeting shall be decided on a show of hands unless (before or immediately after the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded by:

(a)	the Chairman of the meeting; or

(b)	by at least two shareholders present in person or by proxy having the right to vote at the meeting; or

(c)	by a person present in person or by proxy who is the holder of B Ordinary Shares;

(d)	shareholder or shareholders present in person or by proxy representing not less than one tenth of the voting rights of all the shareholders having the right to vote at the meeting,

and a demand for a poll by a person as proxy for a shareholder shall be as valid as if the demand were made by the shareholder himself.

46.	Chairman’s declaration conclusive on show of hands

Unless a poll is duly demanded and the demand is not withdrawn a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive, and an entry to that effect in the book containing the minutes of proceedings of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

47.	Objection to error in voting

No objection shall be raised to the qualification of any voter or to the counting of or failure to count any vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that it is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

48.	Amendment to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution. No amendment to a resolution (other than a mere clerical amendment to correct a manifest error) may be considered or voted upon unless notice of such proposed amendment is given to the Office at least forty-eight hours prior to the time appointed for holding the relevant meeting or adjourned meeting and the Chairman of the meeting in his absolute discretion rules that the amendment is fit for consideration at the meeting.

49.	Procedure on a poll

49.1	Timing of poll

Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman shall direct. The Chairman may, and if so directed by the meeting shall, appoint scrutineers who need not be shareholders and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

49.2	Continuance of the meeting

The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn the meeting shall continue as if the demand had not been made.

49.3	Withdrawal of demand for a poll

The demand for a poll may before the poll is taken, be withdrawn, but only with the consent of the Chairman. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made. If a demand is withdrawn, the persons entitled in accordance with Article 45 (Method of voting) may demand a poll.

49.4	Voting on a poll

On a poll votes may be given in person or by proxy of (in the case of a corporate shareholder) by a duly appointed representative. A shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

50.	Votes of shareholders

50.1	Number of votes

Subject to any suspension or abrogation of voting rights pursuant to these Articles, at any general meeting (whether an annual general meeting or an extraordinary general meeting):

(a)	every shareholder present in person or by proxy or (in the case of a corporate shareholder) by duly authorised representative, shall on a poll have one vote for each A Ordinary Share of which he is the holder; and

(b)	every shareholder present in person or by proxy or (in the case of a corporate shareholder) by duly authorised representative, shall on a poll have ten votes for each B Ordinary Share of which he is the holder.

50.2	Joint holders

If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

50.3	Receivers and other persons

Where in the Isle of Man or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any shareholder on the ground (however formulated) of mental disorder, the Board may in its absolute discretion on or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person authorised by a court or official, to vote in person or, on a poll, by proxy on behalf of such shareholder at any general meeting. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

50.4	Certification in respect of B Ordinary Shares

Without prejudice to the generality of Article 22.2, prior to any general meeting (whether an annual general meeting or an extraordinary general meeting), the Directors shall require that any holder of B Ordinary Shares voting thereat (including by proxy) certify in writing, prior to such meeting, that they continue to be a Permitted Holder. A failure by any such holder to deliver to the Company such certification within the period determined shall result in the B Ordinary Shares held by such holder being unable to vote at such meeting.

50.5	Indemnity in respect of Continuation as a Permitted Person

The certification referred to in Article 50.4 and 58.2 shall include an indemnity in such form as the Directors may determine in favour of the Company, the Directors and each shareholder (other than the registered holder or holder of B Ordinary Shares providing the certification) jointly and severally, against any loss which such person may suffer as a result of such certification not being true and correct in every respect.

51.	Casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll was demanded shall be entitled to a second or casting vote in addition to any other vote that he may have.

52.	Voting by proxy

Any person (whether a shareholder of the Company or not) may be appointed to act as a proxy. Deposit of an instrument of proxy shall not preclude a shareholder from attending and voting in person at the meeting in respect of which the proxy is appointed or at any adjournment of it.

53.	Form of proxy

The appointment of a proxy shall:

(a)	be in any common form or in such other form as the Board may approve under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation under its common seal or under the hand of some officer or attorney duly authorised in that behalf or shall be contained in an Electronic Communication sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose, provided that the Electronic Communication is received in accordance with Article 54.1(b);

(b)	be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to the meeting for which it is given, as the proxy thinks fit, but shall not confer any further right to speak at the meeting except with the permission of the Chairman;

(c)	unless the contrary is stated in it be valid as well for any adjournment of the meeting as for the meeting to which it relates; and

(d)	where it is stated to apply to more than one meeting, be valid for all such meetings as well as for any adjournment of any such meetings.

54.	Deposit of proxy

54.1	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board shall:

(a)	in the case of an instrument in writing, be deposited by personal delivery, post or facsimile transmission at the Office or at such other place within the Isle of Man or elsewhere as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than forty-eight hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of an appointment contained in an Electronic Communication, where an address has been specified for the purpose of receiving Electronic Communications:

(i)	in the notice convening the meeting; or

(ii)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an Electronic Communication to appoint a proxy issued by the Company in relation to the meeting be received at such address not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c)	in the case of a poll taken more than forty-eight hours after it is demanded be deposited as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for the taking of the poll; or

(d)	where the poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting;

and an appointment of a proxy not deposited, delivered or received in a manner so permitted shall be invalid. The Board may at its discretion treat a faxed or other machine made copy of a written instrument appointing a proxy as such an appointment for the purpose of this Article.

54.2	Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by means of an Electronic Communication in the form of an uncertificated proxy instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of an Uncertificated System and received by such participant in the Uncertificated System acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the Uncertificated System)); and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The Board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

54.3	For the purposes of Articles 53(a), 54.1(b) and 57 the term “address” in relation to Electronic Communications includes any number or address (including, in the case of any uncertificated proxy instruction permitted pursuant to Article 54.2, an identification number of a participant in the relevant Uncertificated System concerned) used for the purposes of such communications.

54.4	No appointment of a proxy shall be valid after the expiry of twelve months from the date named in it as the date of its execution except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

54.5	The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is delivered in a manner permitted by these Articles by Electronic Communication, but because of a technical problem it cannot be read by the recipient.

55.	More than one proxy may be appointed

A shareholder may appoint more than one proxy to attend on the same occasion. When two or more valid but differing appointments of proxy are delivered in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered, none of them shall be treated as valid in respect of that share.

56.	Board may supply proxy cards

The Board shall at the expense of the Company send by post or otherwise forms of appointment of proxy (reply-paid or otherwise) with the notice convening any general meeting to shareholders entitled to vote at the meeting. Such forms of appointment of proxy shall provide for at least three-way voting on all resolutions to be proposed at the meeting other than the resolutions relating to the procedure of the meeting. The accidental omission to send an appointment of proxy or the non receipt of it by any shareholder entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

57.	Revocation of proxy

A vote given or poll demanded in accordance with the terms of an appointment of a proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the appointment of the proxy, or of the authority under which the appointment of the proxy was executed or the transfer of the share in respect of which the appointment of the proxy is given unless notice of such death, mental disorder, revocation or transfer shall have been delivered to or received by the Company not later than the latest time at which the proxy should have been delivered to or received by the Company in order to be valid for use at the meeting or adjourned meeting at which the proxy is used, or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) not later than twenty-four hours before the time of the taking of the poll at which the vote is cast. Such notice of determination shall be either by means of an instrument delivered to the Office or to such other place within the Isle of Man or elsewhere as may be specified by or on behalf of the Company in accordance with Article 54.1(a) or contained in an Electronic Communication received at the address (if any) specified by or on behalf of the Company in accordance with Article 54.1(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an Electronic Communication. For the purpose of this Article, an Electronic Communication which contained such notice of determination need not be in writing if the Board has determined that the Electronic Communication which contains the relevant proxy appointment need not be in writing.

58.	Written resolutions

58.1	Written Resolutions

Any action that may be taken by the shareholders at a general meeting may also be taken by a resolution consented to in writing by shareholders holding in excess of fifty per cent of the rights to vote on such resolution or seventy-five per cent in the case of a special resolution conferred on such shareholders according to the rights attached to the shares held. The consent may be in the form of counterparts, each counterpart being signed by one or more shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution or special resolution (as applicable) shall take effect on the earliest date upon which shareholders holding a sufficient number of votes to constitute a resolution or special resolution (as applicable) of shareholders have consented to the resolution by signed counterparts. If any written resolution of the shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall be sent to all shareholders not consenting to such resolution forthwith upon it taking effect.

58.2	Certification in respect of B Ordinary Shares

Without prejudice to the generality of Article 22.2, where it is proposed to pass a resolution by written consent pursuant to Article 58.1, the Directors shall require that any holder of B Ordinary Shares signing such consent certify in writing that they continue to be a Permitted Holder. Such written consent shall not take effect unless and until shareholders holding a sufficient number of votes to pass a resolution or special resolution (as applicable) of shareholders (including, if necessary, registered holders or holders of B Ordinary Shares who have certified in writing that they continue to be a Permitted Holder) have consented to the resolution by signed counterparts.

K.	Untraced shareholders

59.	Power of sale

59.1	Untraceable shareholders

The Company shall be entitled to sell at the market price reasonably obtainable any share of a shareholder or any share to which a person is entitled by transmission if and provided that:

(a)	during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) (or if published on different dates, the earlier or earliest of them) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the shareholder or to the person entitled by transmission to the share at his address on the Register or other last known address given by the shareholder or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such shareholder or person provided that during such period of twelve years at least three cash dividends (whether interim or final) in respect of the shares in question have become payable and no such dividend during that period has been claimed by the person entitled to it;

(b)	on or after expiry of the said period of twelve years the Company has given notice of its intention to sell such share by advertisements in a national daily newspaper published in the United Kingdom and a national daily newspaper published in the US and (if the last known address of such shareholder or person is not in the United Kingdom or the US) in a newspaper circulating in the area of the last known address of such shareholder or person;

(c)	the said advertisements, if not published on the same day, shall have been published within thirty days of each other;

(d)	during the further period of three months following the date of publication of the said advertisements (or, if published on different dates the later or latest of them) and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the shareholder or person entitled by transmission; and

(e)	the Company has given notice, if required, in accordance with the regulations of the relevant regulatory authority of its intention to make such sale and shall, if appropriate, have obtained the approval of the relevant regulatory authority to the proposed form of the said advertisement, if shares of the class concerned are admitted to a securities list and/or a recognised investment exchange.

59.2	Perfection of transfer

To give effect to any sale of shares pursuant to this Article 59 (Power of sale) the Board may in the case of certificated shares authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect of it and may issue a new certificate to the transferee and in the case of uncertificated shares exercise any power conferred on it by Article 21.5 (Forfeiture and sale) to effect a transfer of the shares. The purchaser shall not be bound to see to the application of the purchase moneys in respect of any such sale nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale or transfer. Any instrument or exercise shall be effective as if it had been executed or exercised by the holder of or the person entitled by transmission to the shares to which it relates.

59.3	Additional shares

If during the period of twelve years referred to in Article 59.1 (Untraceable shareholders) or during any period ending on the date when all the requirements of paragraphs (a) to (d) of Article 59.1 have been satisfied, any additional shares have been issued in respect of those held at the beginning of such period or of any previously so issued during such period and all the requirements of paragraphs (b) to (d) of Article 59.1 have been satisfied in regard to such additional shares the Company shall also be entitled to sell the additional shares.

60.	Application of proceeds of sale

Subject to compliance with the solvency test, the Company shall account to the shareholder or other person entitled to such share or shares for the net proceeds of such sale by carrying all moneys in respect of it to a separate account. The Company shall be deemed to be a debtor to and not a trustee for such shareholder or other person in respect of such moneys. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. No interest shall be payable to such shareholder or other person in respect of such moneys and the Company shall not be required to account for any money earned on them.

L.	Appointment, term and removal of directors

61.	Number of Directors

Unless and until otherwise determined by the Board the number of Directors shall be not less than three or more than twelve, with the exact number to be set from time to time by the Board. A majority of the Directors shall at all times be resident outside the United Kingdom.

62.	Power of Company to appoint Directors

Subject to the provisions of these Articles, the Company may by resolution appoint a person who is willing to act to be a Director, either to fill a vacancy, or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Any Director so appointed shall hold office in accordance with Article 68.2 (re-election of Directors).

63.	Power of Board to appoint Directors

Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Any Director so appointed shall hold office in accordance with Article 68.2 (Re-election of directors).

64.	Eligibility of new Directors

No person other than a Director whose term expires at the meeting (pursuant to Article 68.1 (Number of directors)) shall be appointed or re-appointed a Director at any general meeting unless:

(a)	he is recommended by the Board; or

(b)	not less than seven nor more than thirty-five clear days before the date appointed for the meeting, notice duly executed by a shareholder (other than the person to be proposed) qualified to vote at the meeting has been given to the Company (by being lodged at the Office) stating the particulars which would if that person were so appointed or re-appointed be required to be included in the Company’s register of directors together with notice executed by that person of his willingness to be appointed or re-appointed.

65.	Share qualification

A Director shall not be required to hold any shares.

66.	Resolution for appointment

A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it and any resolution moved in contravention of this provision shall be void. For the purpose of this Article, a resolution for approving a person’s appointment or for nominating a person for appointment as a Director shall be treated as a resolution for his appointment.

67.	No retirement on account of age

No person shall be or become incapable of being appointed or re-appointed a Director by reason of his having attained the age of eighty or any other age, nor shall any special notice be required in connection with the appointment, re-appointment or the approval of the appointment of such person. No Director shall vacate his office at any time by reason of the fact that he has attained the age of eighty or any other age.

68.	Staggered Board terms

68.1	Number of Directors

The Board shall be divided into three classes, each as nearly equal in number as possible, designated Class A Directors, Class B Directors and Class C Directors. Class A Directors shall initially hold office until the first annual general meeting following adoption of these Articles; Class B Directors shall initially hold office until the second annual general meeting following adoption of these Articles; and Class C Directors shall initially hold office until the third annual general meeting following adoption of these Articles. At each annual general meeting, each of the Directors of the relevant class the term of which shall then expire shall be eligible for re-election to the Board for a period of three years. In the case of any increase or decrease in the number of Directors, the Board shall apportion the number of Directors in each class equally or, if this is not possible, as nearly as equal as possible. The Board shall assign the members of the Board as at the date of adoption of these Articles to Class A, Class B or Class C.

68.2	Re-election of Directors

Subject to the requirement of these Articles that a majority of the Directors shall at all times be resident outside the United Kingdom, a Director whose term is to expire shall be eligible for re-election and may, if willing to act, be re-appointed. A Director who is re-elected will continue in office without a break. A Director appointed to fill a vacancy (other than at an annual general meeting) shall initially serve the remainder of the term of the Director he replaces. No decrease in the number of Directors will shorten the term of any Director.

69.	Removal by resolution

The Company may by resolution remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and, without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company, may (subject to these Articles) by resolution appoint another person who is willing to act to be a Director in his place.

70.	Vacation of office by Director

Without prejudice to any provisions for the term of office contained in these Articles the office of a Director shall be vacated if:

(a)	he resigns by notice in writing delivered to the Company’s registered agent or the Office or tendered at a Board meeting in which event he shall vacate that office on the service of that notice on the Company or at such later time as is specified in the notice or he offers in writing to resign from his office and the Directors resolve to accept such offer; or

(b)	he ceases to be a Director by virtue of any provision of the Act, is removed from office pursuant to these Articles or becomes prohibited by law from being a Director (including, without limitation, by virtue of section 93 of the Act); or

(c)	he has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally; or

(d)	an order is made by any court of competent jurisdiction (whether in the Isle of Man, the United Kingdom or elsewhere) on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs or he is admitted to hospital in pursuance of an application for admission for treatment under any statute for the time being in force in the Isle of Man or the United Kingdom relating to mental disorder or, in any other territory, in pursuance of an application for admission under analogous legislation or regulations and the Board resolves that his office be vacated; or

(e)	he shall be absent, without the permission of the Board from Board meetings for six consecutive months and the Board resolves that his office be vacated; or

(f)	he is requested to resign by notice in writing addressed to him at his address as shown in the register of Directors and signed by all the other Directors (without prejudice to any claim for damages which he may have for breach of any contract between him and the Company) provided that the vacation does not cause a majority of the Directors to be resident in the United Kingdom; or

(g)	he is convicted of an indictable offence and the Directors shall resolve that it is undesirable in the interests of the Company that he remains a Director of the Company; or

(h)	the conduct of that Director (whether or not concerning the affairs of the Company) is the subject of either (i) an application to the High Court pursuant to section 3 of the Company Officers (Disqualification) Act 2009 to the Isle of Man High Court or (ii) an investigation by the police of any jurisdiction and the Board shall resolve that it is undesirable that he remains a Director; or

(i)	notice is given to terminate his contract of employment or engagement with the Company where he is in breach of such contract; or

(j)	he has been disqualified from acting as a director; or

(k)	subsequent to his appointment, he becomes resident in the United Kingdom and as a result thereof the majority of the Directors are resident in the United Kingdom.

71.	Resolution as to vacancy conclusive

A resolution of the Board declaring a Director to have vacated office under the terms of Article 70 (Vacation of office by Director) shall be conclusive as to the fact and grounds of vacation stated in the resolution.

M.	Directors’ remuneration, expenses and pensions

72.	Directors’ fees

The Directors shall be entitled to receive by way of fees for their services as Directors such sum as the Board may from time to time determine. Such sum shall be divided among the Directors in such proportions and in such manner as the Board may determine or in default of such determination, equally (except that in such event any Director holding office for less than the whole of the relevant period in respect of which the fees are paid shall only rank in such division in proportion to the time during such period for which he holds office). Any fees payable pursuant to this Article shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day but any Director who is also an officer of the Company or any of its subsidiaries shall not be entitled to any fees hereunder although such Director may be paid a salary and/or remuneration in accordance with Article 75 (Remuneration of executive Directors).

73.	Expenses

Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company.

74.	Remuneration

If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director and not in his capacity as a holder of employment or executive office, he may be paid such reasonable additional remuneration (whether by way of a lump sum or by way of salary, commission, participation in profits or otherwise) as the Board may from time to time determine.

75.	Remuneration of executive Directors

The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of these Articles may be either a fixed sum of money or may altogether or in part be governed by business done or profits made or otherwise determined by the Board.

76.	Pensions and other benefits

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for or to institute and maintain any institution, association, society, club, trust, other establishment or profit sharing, share incentive, share purchase or employees’ share scheme calculated to advance the interests of the Company or to benefit any person who is or has at any time been a Director of the Company or any company which is a subsidiary company of or allied to or associated with the Company or any such subsidiary or any predecessor in business of the Company or of any such subsidiary and for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him. For such purpose the Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the provisions of the Act, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with, any of the aforesaid matters or bodies. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article and shall not be obliged to account for it to the Company.

N.	Powers and duties of the Board

77.	Powers of the Board

The management and control of the business of the Company shall be in and from the Isle of Man or such other place outside the United Kingdom as the Board may determine from time to time. Subject to the provisions of the Act, the memorandum of association of the Company and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association, or of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

78.	Powers of Directors being less than minimum number

If the number of Directors is less than the minimum for the time being prescribed by these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two shareholders may summon a general meeting for the purpose of appointing Directors. Subject to the provisions of these Articles, any additional Director so appointed shall hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

79.	Powers of executive Directors

The Board may from time to time:

(a)	delegate or entrust to and confer on any Director holding executive office (including a Managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.

80.	Delegation to committees

80.1	Constituting committees

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons provided that:

(a)	a majority of the members of a committee shall be Directors;

(b)	no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors; and

(c)	the committee may meet in such places as the members thereof may from time to time determine providing, however, that the Board shall ensure that the Company does not become, and is not deemed to be, resident for taxation purposes in any jurisdiction other than the Isle of Man.

Any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee).

80.2	Powers of committee

The Board may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee. Subject to any terms and conditions expressly imposed by the Board, the proceedings of a committee with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board so far as they are capable of applying.

81.	Local management

The Board may establish any local group or divisional boards or agencies for managing any of the affairs of the Company in any specified locality either in the Isle of Man or elsewhere outside the United Kingdom and may appoint any persons to be members of such local or divisional board or any managers or agents, may fix their remuneration and remove any person so appointed. The Board may delegate to any local group or divisional board manager or agent so appointed any of its powers, authorities and discretions other than the power to borrow (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies, and any such appointment or delegation may be made for such time on such terms and subject to such conditions as the Board may think fit. The Board may confer such powers either collectively with or to the exclusion of and in substitution for all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local group or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board so far as they are capable of applying.

82.	Power of attorney

The Board may by power of attorney or otherwise appoint any company, firm, person or persons (including registrars) to be the agent or attorney of the Company and may delegate to any such agent or attorney or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and subject to such conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers. Any such appointment or power of attorney may contain such provisions for the protection and convenience of persons dealing with any such agent or attorney as the Board may think fit and may also authorise any such agent or attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

83.	Associate Directors

The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such designation or title and may define, limit, vary or restrict the powers, authorities and discretions of persons so appointed and may terminate any such appointment subject to any contract between him and the Company or the use of such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that such person is or is deemed to be or is empowered in any respect to act as a Director or a member of any committee of the Board of Directors for any of the purposes of the Act or these Articles.

84.	Exercise of voting power

The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised by the Company in such manner in all respects as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

85.	Provision for employees

The Board may exercise any power conferred on the Company by the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

86.	Borrowing powers

Subject as herein provided and to the provisions of the Act, the Directors may exercise all the powers of the Company to borrow money, to guarantee, to indemnify and to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

O.	Proceedings of Directors and Committees

87.	Board meetings

Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit. Board meetings shall be held in such places as the Board may from time to time determine providing, however, that the Board shall ensure that the Company does not become, and is not deemed to be, resident for taxation purposes in any jurisdiction other than the Isle of Man.

88.	Notice of Board meetings

One Director may summon a Board meeting at any time on reasonable notice. Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for that purpose or by Electronic Communication. A Director may waive the requirement that notice be given to him of any Board meeting either prospectively or retrospectively.

89.	Quorum

The quorum necessary for the transaction of business may be determined by the Board and until otherwise determined shall be a majority in number of the members of the Board, provided that if a majority of the Directors present at the meeting are resident in the United Kingdom the Directors present, irrespective of their number, shall not constitute a quorum and the Directors may not meet. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Board. Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting of the Directors if no Director objects and if otherwise a quorum of Directors would not be present.

90.	Chairman of Board and other offices

90.1	Appointment of Chairman

The Board shall appoint one or more of its body as Chairman, joint Chairman or Deputy

Chairman of the Board and shall determine the period for which he is or they are to hold office and may at any time remove him or them from office. If no such Chairman or Deputy Chairman is elected or if at any meeting neither a Chairman nor a Deputy Chairman is present within five minutes of the time appointed for holding it, the Directors present shall choose one of their number to be Chairman of such meeting. In the event of two or more Joint Chairmen or in the absence of a Chairman, two or more Deputy Chairmen being present, the Joint Chairman or Deputy Chairman to act as Chairman of the meeting shall be decided by those Directors present. Any Chairman or Deputy Chairman may also hold executive office under the Company

90.2	Chief Executive

The Directors may appoint one or more of their number to any office or employment under the Company (including, but without limitation, that of Chief Executive, Managing Director or Joint Managing Director but not including that of auditor), and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director and may also permit any person appointed to be a Director to continue in any office or employment held by him before he was so appointed. Any such appointment, agreement or arrangement may be made for such period and upon such terms as the Directors determine.

90.3	Delegation of powers

Without prejudice to the generality of the foregoing the Directors may entrust to and confer upon any Director holding any such office or employment any of the powers exercisable by them as Directors with power to sub-delegate upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers, authorities and discretions, and may from time to time revoke, withdraw, alter or vary all or any of such powers but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

90.4	Removal from position

The Directors may also (without prejudice to any claim for damages for breach of any agreement between the Director and the Company) remove a Director from any such office and appoint another in his place.

90.5	Cessation of position on ceasing to be a director

A Director appointed to the office of Chairman, Deputy Chairman, Managing Director, Chief Executive or any other executive office shall automatically and immediately cease to hold that office if he ceases to hold the office of Director from any cause, but he shall not (unless any agreement between him and the Company shall otherwise provide) cease to hold his office as a Director by reason only of his ceasing to be Chairman, Deputy Chairman, Managing Director, Chief Executive of the Company or to hold any other such executive office, as the case may be.

91.	Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the Chairman of that meeting shall have a second or casting vote but only if the effect of the exercise of such a vote is not to render a decision or vote in question one which is reached or passed by a majority of Directors who are resident in the United Kingdom.

92.	Participation by telephone and electronic communication

Any Director may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or other electronic means of communication provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Such a meeting shall be deemed to take place where the Chairman of the meeting is located, but meetings shall not take place regularly in any jurisdiction other than the Isle of Man. Subject to these Articles, all business transacted in such manner by the Board or a committee of the Board shall for the purpose of these Articles be deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board notwithstanding that two or fewer than two Directors are physically present at the same place.

93.	Resolution in writing

A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting and not being less than a quorum or by all the members of a committee of the Board for the time entitled to receive notice of such committee meeting and not being less than a quorum of that committee shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee as the case may be). Such a resolution may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by means of facsimile transmission.

94.	Minutes of proceedings

94.1	Contents of minutes

The Board shall cause minutes to be made in books kept for the purpose of recording all orders, resolutions and proceedings of every meeting of the Board, of a committee of the Board, of the Company or of the holders of any class of shares or debentures of the Company including:

(a)	all appointments of officers and committees made by the Board and of any such officer’s salary or remuneration; and

(b)	the names of Directors present at every such meeting.

94.2	Evidence of proceedings

Any such minutes if purporting to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting, shall be prima facie evidence of the matters stated in such minutes without any further proof.

95.	Validity of proceedings

All acts done by a meeting of the Board or of any committee of the local board or agency or by any person acting as a Director or member of a committee, local board or agency shall, as regards all persons dealing in good faith with the Company notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid or that they or any of them were or was disqualified from holding office or not entitled to vote or had in any way vacated their or his office or that the delegation to such committee, local board or agency had been annulled, varied or revoked, be as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a Director or member and had been entitled to vote or as if the delegation had continued in full force and effect.

P.	Directors’ interests

96.	Related Person Transaction Policies

The provisions in these Articles relating to Directors’ interests are subject to the Company’s Related Person Transaction Policies as approved by the Board from time to time.

97.	Director may have interests

Subject to the provisions of section 104 of the Act and provided that Article 98 (Disclosure of interests to Board) is complied with, a Director, notwithstanding his office:

(a)	may be a party to or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested, either in regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise;

(b)	may hold any other office or place of profit under the Company (except that of Auditor or of auditor of a subsidiary of the Company) in conjunction with the office of Director and may act by itself or through his firm in a professional capacity for the Company and in any such case on such terms as to remuneration and otherwise as the remuneration committee may arrange either in addition to or in lieu of any remuneration provided for by any other Article;

(c)	may be a shareholder of or a director or other officer, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any body corporate promoted by or promoting the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

(d)	shall not, by reason of his office, be liable to account to the Company for any dividend, profit, remuneration, superannuation payment or other benefit which he derives from any such office, employment, contract, arrangement, transaction or proposal or from any interest in any such body corporate, and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

98.	Disclosure of interests to Board

98.1	Notification of interest

A Director who to his knowledge is in any way (directly or indirectly) interested in any contract, arrangement, transaction or proposal with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract, arrangement, transaction or proposal is first considered if he knows his interest then exists or, in any other case, at the first meeting of the Board after he knows that he is or has become so interested.

98.2	Adequacy of notice

For the purposes of this Article:

(a)	a general notice given to the Board by a Director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in any contract, transaction, arrangement or proposal in which a specified firm, company, person or class of persons is interested shall be deemed to be a sufficient disclosure under this Article in relation to such contract, transaction, arrangement or proposal of the nature and extent thereof as so specified provided that no such notice shall be effective unless either it is given at a meeting of the Directors or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his until such time as such Director has, or reasonably could be expected to have, such knowledge.

98.3	Interested Director not to vote or count for quorum

A Director shall not vote on or be counted in the quorum in relation to any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or proposal whatsoever to which the Company is to be a party and in which he has an interest.

99.	Director’s interest in own appointment

A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or termination) of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

100.	Chairman’s ruling conclusive on Director’s interest

If any question arises at any meeting of the Board or any committee of the Board as to the materiality of a Director’s interest (other than the Chairman’s interest) or as to the entitlement of any Director (other than the Chairman) to vote or be counted in a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum such question (unless the Director concerned is the Chairman in which case Article 101 (Director’s resolution conclusive on Chairman’s interest) shall apply) shall before the conclusion of the meeting be referred to the Chairman of the meeting. The Chairman’s ruling in relation to the Director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the Director has not been fairly disclosed and provided that any such question shall, for the purposes of disclosure of such interests in the accounts of the company, be finally and conclusively decided by a majority of the Directors (other than the Director concerned).

101.	Directors’ resolution conclusive on Chairman’s interest

If any question arises at any meeting of the Board or any committee of the Board as to the materiality of the Chairman’s interest or as to the entitlement of the Chairman to vote or be counted in a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall before the conclusion of the meeting be decided by resolution of the Directors or committee members present at the meeting (excluding the Chairman) whose majority vote shall be final and conclusive except in a case where the nature or extent of the interest of the Director has not been fairly disclosed and provided that any such question shall, for the purposes of disclosure of such interests in the accounts of the company, be finally and conclusively decided by a majority of the Directors (other than the Director concerned).

102.	Exercise by Company of voting powers

The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

Q.	The Seal

103.	Application of Seal

103.1	Use of seal

The Seal shall be used only by the authority of a resolution of the Board or of a committee of the Board so authorised. The Board may determine whether any instrument to which the Seal is affixed shall be signed and if it is to be signed who shall sign it. Unless otherwise so determined:

(a)	share certificates and, subject to the provisions of any instrument constituting them, certificates issued under the Seal in respect of any debentures or other securities but excluding letters of allotment or scrip certificates shall be executed by a Director or by two Directors but the Board may by resolution determine that any signatures may be affixed to or printed (including by means of a facsimile of the signature of any person to be applied by any mechanical or electronic means in place of that person’s actual signature) on any such certificate by any means approved by the Board or that such certificates need not bear any signature; and

(b)	every other instrument to which the Seal is affixed shall be signed by a Director or by two Directors or by any other person appointed by the Board for the purpose.

103.2	Certificates

Every certificate shall be issued under the Seal or in such other manner as the Board having regard to the terms of issue and the regulations applicable to the securities list(s) and recognised investment exchange(s) to which the shares of the Company are admitted. All references in these Articles to the Seal shall be construed accordingly.

104.	Deed without sealing

A document signed by one or more Directors and expressed (in whatever form of words) to be executed by the Company as a deed shall have the same effect as if it were executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it not to have effect as a deed without the authority of a resolution of the Board or of a committee of the Board authorised in that behalf. An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it having been executed by the Company.

105.	Official seal for sealing share certificates

The Company may have, for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued, an official seal which is a facsimile of the Seal with the addition on its face of the word “Securities”. The official seal when duly affixed to a document by or on behalf of the Company has the same effect as the Seal.

R.	Dividends and other payments

106.	Declaration of dividends

Subject to the provisions of these Articles, the Board may, subject to the satisfaction of the solvency test, declare and pay dividends out of the Company’s profits to shareholders according to their respective rights and interests in the profits of the Company.

107.	Interim dividends

The Board may, subject to the satisfaction of the solvency test, declare and pay such interim dividends (including any dividend payable at a fixed rate) as appear to the Board to be justified by the profits of the Company and the position of the Company.

108.	Entitlement to dividends

108.1	Payment of dividends

All dividends and interest shall be paid (subject to any lien of the Company) to those shareholders whose names shall be on the Register at the date at which such dividend shall be declared or at the date at which such interest shall be payable respectively, or at such other date as the Company by resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.

108.2	Shares passing by transmission

The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a shareholder in respect of such shares.

109.	Distribution in specie

The Company in general meeting may, on the recommendation of the Board, by resolution direct that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular, of fully paid up shares or debentures of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution the Board may settle it as it thinks fit. In particular, the Board may:

(a)	issue fractional certificates or, subject to the law and, in the case of shares held in uncertificated form, the rules of the Uncertificated System, authorise and instruct any person to sell and transfer any fractions or disregard fractions altogether;

(b)	fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any shareholders on the footing of the value so fixed, in order to adjust the rights of shareholders; and

(c)	vest any such assets in trustees on trust for the persons entitled to the dividend.

110.	Dividends not to bear interest

Unless otherwise provided by the rights attached to the share no dividend or other moneys payable by the Company or in respect of a share shall bear interest as against the Company.

111.	Method of payment

111.1	General provisions

The Company may pay any dividend, interest or other sum payable in respect of a share in cash or by direct debit, bank transfer, cheque, dividend warrant or money order (or in respect of any uncertificated share through the Uncertificated System) and may send it by post or other delivery service to the registered address of the shareholder or person entitled to it (or if two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the shareholder or otherwise by operation of law to the registered address of such of those persons as is first named in the Register) or to such person and such address as such shareholder or person or persons may direct in writing. Every cheque, warrant or order is sent at the risk of the person entitled to the money represented by it and shall be made payable to the order of the person or persons entitled or, where an authority in that behalf shall have been received by the Company in such form as the Company shall consider sufficient, to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant or order to the person entitled or the person specified in such authority shall be a good discharge to the Company. If any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed the Board may at the request of the person entitled to it issue a replacement cheque, warrant or order, subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit. Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other moneys payable in respect of such share. Any such dividend, interest or other sum may also be paid by any other method as the Board considers appropriate. If the payment is made on behalf of the Company through the Uncertificated System the Company shall not be responsible for any default in accounting for such payment to the shareholder or other person entitled to such payment by a bank or other financial intermediary of which the shareholder or other person is a customer for settlement purposes in connection with the Uncertificated System.

111.2	Payment in currencies other than sterling

The Board may, at its discretion, make provisions to enable such shareholder as the Board shall from time to time determine to receive dividends duly declared in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such market rate selected by the Board as it shall consider appropriate at the close of business in London on the date which is the business day last preceding the date on which the Board publicly announces its intention to pay that specific dividend, provided that where the Board considers the circumstances to be appropriate it shall determine such foreign currency equivalent by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such other date or dates, in each case falling before the time of the relevant announcement, as the Board may select.

111.3	Payments through the uncertificated system

The Board may:

(a)	lay down procedures for making any payments in respect of uncertificated shares through the Uncertificated System;

(b)	allow any holder of uncertificated shares to elect to receive or not to receive any such payment through the Uncertificated System; and

(c)	lay down procedures to enable any such holder to make, vary or revoke any such election;

The Company may make, or procure the making of, any payment in respect of a shareholder’s uncertificated shares through the Uncertificated System in accordance with any authority given to the Company to do so (whether in writing, through the Uncertificated System or otherwise) by or on behalf of the shareholder in a form satisfactory to the Board. The making of such payment in accordance with such authority shall be a good discharge to the Company.

112.	Uncashed dividends

If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled thereto by post are returned to the Company undelivered or left uncashed on two consecutive occasions or, following one occasion, reasonable enquiries have failed to establish any new address to be used for the purpose, the Company shall not be obliged to send any further dividends or other moneys payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

113.	Unclaimed dividends

All dividends, interest or other sum payable and unclaimed for twelve months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until, subject to compliance with the solvency test, claimed and the Company shall not be constituted a trustee in respect thereof. Any dividends claimed by a member shall require the Company to satisfy the solvency test at the point of claim. All dividends unclaimed for a period of twelve years after having become due for payment shall (if the Board so resolves) be forfeited and shall revert to the Company.

114.	Waiver of dividends

The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or otherwise by operation of law) and delivered to the Company and only if or to the extent that the same is accepted as such or acted upon by the Company.

115.	Payment of scrip dividends

115.1	Authority to pay scrip dividends

The Board may with the prior authority of a resolution of the Company and subject to such conditions as the Board may determine, provided that the Company has sufficient unissued shares and undistributed profits or reserves to give effect to it, offer to any holders of Ordinary Shares (whether the holder of A Ordinary Shares or of B Ordinary Shares) the right to elect to receive A Ordinary Shares credited as fully paid instead of cash in respect of the whole or some part (to be determined by the Board) of any dividend specified by the resolution.

115.2	Election mandates

The Board may also from time to time establish or vary a procedure for election mandates, under which a holder of Ordinary Shares may elect to receive Ordinary Shares of the same class held by him credited as fully paid instead of cash in respect of all or certain future rights offered to that holder under this Article until the election mandate is revoked in accordance with any such procedure.

115.3	Admission of shares

If the A Ordinary Shares are admitted to listing or trading on any recognised investment exchange, the Company shall apply to the relevant regulatory authority for additional A Ordinary Shares so allotted to be admitted to the recognised investment exchange(s) and securities list(s) to which the Company’s existing issued A Ordinary Shares are admitted.

115.4	Directors’ powers

The Directors shall have power to do all acts and things as they consider necessary or expedient to give effect to this Article 115.

116.	Reserves

The Board may, before recommending any dividend (whether preferential or otherwise) carry to reserves out of the profits of the Company such sums as it thinks fit. All sums standing to reserves may be applied from time to time, at the discretion of the Board, for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested in such investments as the Board thinks fit and so that it shall not be necessary to keep any investment constituting the reserve separate or distinct from any other investment of the Company. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special fund or any part of any special fund into which the reserve may have been divided as it thinks fit. Any sum which the Board may carry to reserve out of the unrealised profit of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Board may also, without placing the same to reserve, carry forward any profit which it may think prudent not to distribute.

117.	Capitalisation of reserves

The Board may:

(a)	subject as provided in this Article, resolve to capitalise any profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution;

(b)	appropriate the sum resolved to be capitalised on the date specified in the resolution to the holders of Ordinary Shares in proportion to the par value of the shares held by them respectively which would entitle them to participate in a distribution of that sum if the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf in paying up in full unissued shares of the Company at a price equal to that sum and allot A Ordinary Shares or B Ordinary Shares (as appropriate to existing holders of such shares) credited as fully paid to such holders or as they may direct in those proportions or partly in one way and partly in the other;

(c)	make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the holders of Ordinary Shares concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions; authorise any person to enter on behalf of all the holders of Ordinary Shares concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation (any agreement made under such authority being effective and binding on all such holders); and

(d)	generally do all acts and things required to give effect to such resolution.

118.	Record dates

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares, the Board may fix any date (the “record date”) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such record date may be on or at any time within sixty (60) days before any date on which such dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, paid or made but without prejudice to the rights inter se in respect of the same of transfers and transferees of any such shares or other securities. In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

S.	Accounts

119.	Accounting records

The Board shall cause accounting records to be kept in accordance with the Act and shall keep such other books and registers as are necessary to comply with the Act.

120.	Inspection of records

The accounting records shall be kept at the Office or (subject to the Act) at such other place as the Board thinks fit. No shareholder (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by statute, by order of the Court, by the Board or by resolution of the Company. Such records shall always be open for inspection by officers of the Company.

121.	Accounts to be sent to shareholders

A printed copy of the Directors’ and Auditors’ reports accompanied by printed copies of the annual accounts (including every document required by law to be comprised in them or annexed or attached to them) shall not less than twenty-one clear days before the meeting before which they are to be laid, be delivered or sent by post to every shareholder and holder of debentures of the Company and to the Auditors and to every other person who is entitled to receive notice of general meetings. However, this Article shall not require a copy of those documents to be sent to any person who under the provisions of these Articles is not entitled to receive notices from the Company or of whose address the Company is unaware or to any holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures. Any shareholder to whom such documents are sent shall be entitled to receive a further copy, free of charge, on application at the office. If all or any of the shares in or debentures of the Company are listed or dealt in on any stock exchange, there shall at the same time be forwarded to the secretary of that stock exchange such number of copies of each of those documents as the regulations of that stock exchange may require.

T.	Destruction and authentication of documents

122.	Destruction of documents

122.1	Documents which may be destroyed

Subject to the Act, the Company may destroy:

(a)	any instrument of transfer after six years from the date on which it is registered;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address after two years from the date on which it is recorded;

(c)	any registered certificate for debentures or representing any other form of securities after one year from the date on which it is cancelled;

(d)	any other document on the basis of which any entry in the Register is made after six years from the date on which an entry was first made in the Register in respect of it;

(e)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof; and

(f)	all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded.

Provided that the Company may destroy any such type of document after such shorter period as the Board may determine if a copy of such document is retained on microfilm or other similar means which shall not be destroyed before the expiration of the relevant period and provided that adequate precautions against falsification and to share reproduction are taken.

122.2	Presumption in respect of destroyed documents

It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was a valid and effective certificate duly cancelled, that every other document so destroyed had been properly dealt with in accordance with its terms and was valid and effective in accordance with the particulars in the records of the Company, provided that:

(a)	this Article 122 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

(b)	nothing in this Article 122 shall be construed as imposing on the Company any liability in respect of the destruction of any such document or otherwise than as provided for in this Article 122 which would not attach to the Company in the absence of this Article 122; and

(c)	references in this Article 122 to the destruction of any document include references to the disposal of it in any manner.

123.	Authentication of documents

Any Director or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee and any books, records, documents and accounts relating to the business of the Company and to certify copies of them or extracts from them as true copies or extracts and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company in reliance on them that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

U.	Notices

124.	Notice to be in writing

Any notice to be given to or by any person pursuant to these Articles shall be in writing (except that a notice convening a Board meeting need not be in writing) or shall be given using Electronic Communication to an address for the time being notified for that purpose to the person giving the notice. Nothing in Part U of these Articles shall affect any requirements of the Act that any particular offer, notice or other document be served in any particular manner.

In this Part U of these Articles, “address” in relation to Electronic Communications includes any number, electronic mail address or other address used for the purposes of such communications

125.	Service of notice on shareholders

125.1	Method of service

The Company may give any notice or document (including a share certificate) to a shareholder, either personally or by sending it by post or other delivery service in a first-class prepaid envelope addressed to the shareholder at his registered address or by leaving it at that address. In the case of a shareholder registered on an overseas branch register any such notice or document may be posted either in the British Isles or in the territory in which such branch register is maintained. The Company may give any notice or document to any shareholder by using Electronic Communication to an address for the time being notified to the Company by the shareholder.

125.2	Joint holders

In the case of joint holders of a share all notices or documents shall be given to the joint holder whose name stands first in the Register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders.

125.3	Shareholders outside the British Isles

Where a shareholder (or in the case of joint holders the person first named in the Register) has a registered address outside the British Isles but has notified the Company of an address within the British Isles at which notices or other documents may be given to him or an address to which notices may be sent using Electronic Communication, he shall be entitled to have notices given to him at that address, but otherwise no such shareholder shall be entitled to receive any notice or document from the Company.

125.4	Record date

Any notice to be given to a shareholder may be given by reference to the register as it stands at any time within the period of fifteen days before the notice is given (subject to the Uncertificated Regulations if the Company is then a participating issuer for the purposes of the Uncertificated Regulations) and no change in the Register after that time shall invalidate the giving of the notice.

126.	Notice in case of death, bankruptcy or mental disorder

The Company may, on receipt of such evidence as the Board may reasonably require to show title to that share, give notice to the person entitled to a share in consequence of the death, bankruptcy or mental disorder of a shareholder or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a shareholder, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description at the address (if any) within the British Isles supplied for the purpose by the person claiming to be so entitled. Until such an address has been so supplied a notice may be given in any manner in which it might have been given if the death, bankruptcy, operation of law or other event had not occurred. Such service of notice shall for all purposes be deemed a sufficient service of such notice on all persons interested in the share.

127.	Evidence of service

127.1	Present at meeting

Any shareholder present, in person or by proxy at any meeting of the Company or of the holders of any class of shares of the Company, shall be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was called.

127.2	Deemed service

Any notice, certificate or other document, addressed to a shareholder at his registered address or address for service in the British Isles shall, if sent by post, be deemed to have been given at the expiration of twenty-four hours after the envelope was posted and, if sent by Electronic Communication, be deemed to have been given at the expiration of twenty-four hours after the Electronic Communication was sent. In proving such service or delivery it shall be sufficient to prove that the envelope containing the notice or document was properly addressed and put into the post as a prepaid letter or, in the case of a notice sent by Electronic Communication, to prove that it was sent in accordance with guidance issued by the Institute of Chartered Secretaries or Administrators. Any notice, certificate or other document not sent by post but delivered or left at a registered address or address for service in the British Isles shall be deemed to have been served or delivered on the day on which it was so delivered or left.

128.	Notice binding on transferees

Every person who, by operation of law, transfers or by any other means becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been duly given to a person from whom he derives his title.

129.	Notice by advertisement

Any notice to be given by the Company to the shareholders or any of them and not otherwise provided for by these Articles shall be sufficiently given if given by advertisement in at least one daily national newspaper published in the United Kingdom and at least one daily national newspaper published in the US and, where the Company keeps an overseas branch register, in at least one leading daily newspaper published in the territory in which such register is maintained. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears.

130.	Suspension of postal services

If at any time by reason of the threat of or of the suspension, interruption or curtailment of postal services within the British Isles, the Company is or would be unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least two leading daily national newspapers (at least one of which shall be published in London) and, where the Company keeps an overseas branch register, in at least one leading daily newspaper published in the territory in which such register is maintained. Such notice shall be deemed to have been duly served on all shareholders entitled thereto at noon on the day on which the first of such advertisements appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the British Isles again becomes practicable.

V.	Winding up

131.	Division of assets

131.1	Power to present a petition

The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

131.2	Distribution of assets

If the Company is wound up, the surplus assets remaining after payment of all creditors are to be divided among the shareholders in proportion to the capital which at the commencement of the winding up is paid up on the shares held by them respectively and, if such surplus assets are insufficient to repay the whole of the paid up capital, they are to be distributed so that as nearly as may be the losses are borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article 131.2 is subject to the rights attached to any shares which may be issued on special terms or conditions.

131.3	Distribution in specie

If the Company is wound up the liquidator may, with the sanction of a resolution of the Company and any other sanction required by law, divide among the shareholders in specie the whole or any part of the assets of the Company and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. Any such division may be otherwise than in accordance with the existing rights of the shareholders but if any division is resolved otherwise than in accordance with such rights the shareholders shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to section 222 of the Companies Act 1931 (which provision applies to the Company (with statutory modification) pursuant to the Act). The liquidator may with the like sanction vest the whole or any part of the whole of the assets in trustees on such trusts for the benefit of the shareholders as he with the like sanction shall determine but no shareholder shall be compelled to accept any assets on which there is a liability.

132.	Transfer or sale under section 222 of the Companies Act 1931

A special resolution sanctioning a transfer or sale to another company duly passed pursuant to section 222 of the Companies Act 1931 (which provision applies to the Company (with statutory modification) pursuant to the Act) may in the like manner authorise the distribution of any shares or other consideration receivable by the liquidator among the shareholders otherwise than in accordance with their existing rights and any such determination shall be binding on all the shareholders, subject to the right of dissent and consequential rights conferred by the said section.

W.	Indemnity

133.	Right to indemnity

Subject to the provisions of the Act, the Company may indemnify every Director or other officer of the Company (other than an Auditor) to the fullest extent permitted by law.

134.	Power to insure

Subject to the provisions of the Act, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company or of any other company which is a subsidiary, subsidiary undertaking or holding company of the Company or in which the Company has an interest whether direct or indirect or which otherwise is in any way allied to or associated with the Company or of any subsidiary undertaking or holding company of the Company or of any such company or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary undertaking is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee.

X.	AIM Rules

(Articles 135.1 to 135.6 (inclusive) shall apply only if and for so long as the Company is subject to the AIM Rules.)

135.	Disclosure of interests in shares and suspension of interests

135.1	Disclosure of substantial interests in shares

(a)	Shareholders of the Company are required under the AIM Rules (being the rules from time to time of AIM, a market operated by the London Stock Exchange) to notify the Company of substantial interests in the Company’s voting shares. As an Isle of Man incorporated company, the Company and its shareholders are not required by statutory law to comply with all of the notification requirements of the Disclosure and Transparency Rules (the “DTR”) published by the UK Listing Authority. However the Company is required by the AIM Rules to use all reasonable endeavours to comply with the notification of the requirements of DTR 5.3.1. which extends the disclosure requirements to include certain financial instruments which entitle the holder to acquire voting shares or have similar economic effect.

(b)	For as long as the Company is subject to the AIM Rules, every person who, at any time after the date on which this Article comes into force, to his knowledge becomes interested, or becomes aware that he is or has become interested, in three per cent. or more of the shares for the time being in issue of any relevant class of shares of the Company, shall be under an obligation to give to the Company notice in writing of that fact, specifying the information required under Article 135.1(e).

(c)	For as long as the Company is subject to the AIM Rules, every person who, at any time after the date on which this Article comes into force, ceases to be interested, or becomes aware that he has ceased to be interested, in three per cent. or more of the shares for the time being in issue of any relevant class of shares of the Company, shall be under an obligation to give to the Company notice in writing of that fact, specifying the information required under Article 135.1(e).

(d)	For as long as the Company is subject to the AIM Rules, where:

(i)	a person is to his knowledge, interested in three per cent. or more of the shares for the time being in issue of any relevant class of shares of the Company; and

(ii)	there occurs to his knowledge, or he becomes aware that there has occurred, an integer change in his percentage interest in the shares of that class for the time being in issue;

that person shall be under an obligation to give to the Company notice in writing of the change, specifying the information required under Article 135.1(e).

(e)	The information referred to in Article 135.1(b) – (d) is as follows:

(i)	the number of shares of the relevant class in which he was to his knowledge interested immediately after the obligation arose and the percentage of voting rights in the Company held through those shares (and/or any other direct or indirect holding of Relevant Financial Instruments in such shares);

(ii)	the chain of controlled undertakings through which voting rights are effectively held, if applicable;

(iii)	the date on which the threshold was reached or crossed;

(iv)	the identity and address of each registered holder of such shares and of any person entitled to exercise voting rights on behalf of that holder; and

(v)	in respect of any notification of voting rights arising from the holding of Relevant Financial Instruments, the following shall be required:

(A)	the resulting situation in terms of voting rights;

(B)	if applicable, the chain of controlled undertakings through which financial instruments are effectively held;

(C)	the date on which the threshold was reached or crossed;

(D)	for instruments with an exercise period, an indication of that date or time period where shares will or can be acquired, if applicable;

(E)	date of maturity or expiration of the instrument; and

(F)	identity of the holder.

(f)	An obligation to give a notice to the Company under Article 135.1(b), 135.1(c) or 135.1(d) of this Article shall be fulfilled without delay and in any event before the end of the second working day after the day on which it arises.

(g)

Every person who is to his knowledge interested in three per cent. or more of the shares for the time being in issue of any relevant class of shares of the Company under Article 135.1(d) shall for as long as he remains so interested be under a continuing obligation to give to the Company notice in writing of the particulars in relation to those shares specified in Article 135.1(e) and of any change in those particulars, of which he becomes aware at any time after the event (or if more than one the most recent event) by virtue of which he became obliged by the preceding provisions of this Article to give notice to the Company of his interest. A notice given under this Article shall be given without delay and in any event before the end of the second working day after the day on which the person giving the notice becomes aware of the relevant facts.

(h)	A notice given to the Company under any of the preceding provisions of this Article by a person who is for the time being a party to an agreement to which Article 135.3(c) applies shall:

(i)	state that he is a party to such an agreement;

(ii)	include the names and (so far as known to him) the addresses of the other parties to the agreement, identifying them as such; and

(iii)	state whether any of the shares to which the notice relates are shares in which he is interested by virtue of 135.3(c) and, if so, the amount of such share.

(i)	Where a person gives a notice to the Company under Article 135.1(c) in consequence of his having ceased to be interested in any shares by virtue of the fact that he or any other person has ceased to be a party to an agreement to which 135.3(c) applies, the notice shall include a statement that he or that other person has ceased to be a party to the agreement (as the case may require) and also (in the latter case) the name and (if known to him) the address of that other person.

135.2	Register of substantial interests

(a)	For as long as the Company is subject to the AIM Rules, the Directors shall keep a register for the purposes of Article 135.1 (in this Article hereafter referred to as “the Register of Substantial Interests”) and shall procure that, whenever the Company receives information from a person in consequence of the fulfilment of an obligation imposed on him by that Article, that information is within three working days thereafter inscribed in the Register of Substantial Interests against that person’s name, together with the date of the inscription.

(b)	Unless the Register of Substantial interests is in such a form as to constitute an index, the Directors shall ensure that the Register of Substantial Interests is made up in such a way that the entries against the respective names entered in it appear in chronological order.

(c)	The Directors shall cause to be maintained an index of the names entered in the Register of Substantial Interests, containing in relation to each such name a sufficient indication to enable the information entered against it to be readily found, and shall procure that within ten days after the date on which a name is entered in the Register of Substantial Interests any necessary alteration is made in the index.

(d)	The Register of Substantial Interests shall be kept at the Office.

(e)	The Register of Substantial Interests shall be open to inspection in the same manner as the Register in accordance with these Articles.

135.3	Interpretation of Articles 135.1 to 135.2

(a)	In Articles 135.1 to 135.2 of these Articles and this Article:

(i)	“working day” means a day which is not a Saturday, a Sunday, Christmas Day, Good Friday or a bank holiday in the Isle of Man;

(ii)	a person’s percentage interest in shares of any class is to be determined by expressing the aggregate nominal value of the shares of that class in which that person is for the time being interested as a percentage of the nominal value of the shares of that class then in issue and rounding that figure down, if it is not a whole number, to the nearest whole number;

(iii)	“shares of a relevant class” means:

(A)	shares of a class carrying the right to vote in all circumstances at general meetings of the Company; and

(B)	shares of a class which, whether presently or at a future date or contingently, is convertible into, or carries any right to subscribe for, share falling within (A) above;

and it is for this purpose irrelevant that the holders of some or all of the shares of a class are for the time being not entitled, as a result of the service of a disenfranchisement notice under Article 135.4, to vote at general meetings of the Company;

(iv)	“Relevant Financial Instrument” means a financial instrument relating to the Company’s securities in respect of which disclosure would be required under DTR 5.3.1. if the Company were incorporated in England; and

(v)	“controlled undertakings” shall be construed in accordance with the DTR.

(b)	For the purposes of Articles 135.1 to 135.2 a person is to be treated as interested in a share if, but only if:

(i)	he would be treated as so interested for the purposes of Part VI of the UK 2006 Act if section 203, section 208 and section 209 (but not section 205) of the UK 2006 Act applied to the Company; or

(ii)	he is to be so treated by virtue of Article 135.3(c); or

(iii)	he otherwise holds a Relevant Financial Instrument, and shall include any indirect interest to the extent that person is so interested.

(c)	For the purposes of any obligation of any person to give a notice to the Company under Article 135.1 (Disclosure of substantial interests in shares), or to give to the Directors any information under Article 135.4 (Disenfranchisement notice):

(i)	any person who is a party to an agreement to which this paragraph applies is to be treated as interested in shares in which any other party to that agreement is interested apart from the agreement (whether or not the interest of the other party in question was acquired, in pursuance of the agreement); and

(ii)	an interest of the party to such an agreement in shares is an interest apart from the agreement if he has or is treated as having that interest otherwise than by virtue of the application of this paragraph in relation to that agreement (and accordingly includes an interest which he is treated as having by virtue of the reference to section 203 or section 208 of the UK 2006 Act in Article 135.3(b) or by virtue of the application of this paragraph in relation to another such agreement).

(d)	Article 135.3(c) applies to any agreement between two or more persons which obliges them to adopt, by concerted exercise of the voting rights they hold, a lasting common policy towards the management of the Company.

(e)	The Company shall not by virtue of anything done for the purposes of Articles 135.1 to 135.2 or this Article be deemed to be affected with notice of, or put upon enquiry as to, the rights of any person in relation to any shares.

(f)	References in this Article to any enactment include any statutory modification, replacement, or re-enactment thereof for the time being in force.

135.4	Disenfranchisement notice

The Board may at any time serve an Information Notice upon a member. If a member has been issued with an Information Notice and has failed in relation to any shares the subject of the Information Notice (“notice shares”) to furnish any information required by such notice within the time period specified therein, then the Board may at any time following fourteen days from the expiry of the date on which the information required to be furnished pursuant to the relevant Information Notice is due to be received by the Board, serve on the relevant holder a notice (in this Article called a “disenfranchisement notice”) whereupon the following sanctions shall apply:

(a)	Voting

the member shall not with effect from the service of the disenfranchisement notice be entitled in respect of the notice shares to attend or to vote (either in person or by representative or proxy) at any general meeting of the Company or at any separate meeting of the holders of any class of shares of the Company or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b)	Dividends and transfers

where the notice shares represent at least 0.25 per cent. in par value of their class:

(i)	any dividend or other money payable in respect of the notice shares shall be withheld by the Company, which shall not have any obligation to pay interest on it and the member shall not be entitled to elect pursuant to Article 115 (Payment of scrip dividends) to receive shares instead of that dividend; and

(ii)	subject in the case of uncertificated shares to the Uncertificated Regulations no transfer, other than an approved transfer, of any notice shares held by the member shall be registered unless the member is not himself in default as regards supplying the information required pursuant to the relevant Information Notice and the member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

135.5	Withdrawal notice

The Company may at any time withdraw a disenfranchisement notice by serving on the holder of the shares to which the same relates a notice in writing to that effect (a “withdrawal notice”).

135.6	Cessation of sanctions

Where the sanctions under Article 135.4 (Disenfranchisement notice) apply in relation to any shares they shall cease to have effect:

(a)	if the shares are transferred by means of an approved transfer;

(b)	at the end of the period of one week (or such shorter period as the Board may determine) following receipt by the Company of the information required by the notice mentioned in Article 135.4 (Disenfranchisement notice) and the Board being fully satisfied that such information is full and complete; or

(c)	on the date on which a withdrawal notice is served by the Company.